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                          SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C.  20549

                                       Form 8-K

                                    CURRENT REPORT

                            Pursuant to Section 13 or 15(d)
                      of the Securities and Exchange Act of 1934


                Date of Report:        January 25, 1999
                                 ---------------------------------
                                 (Date of earliest event reported)


                            Commission File Number 1-12486
                                                   -------

                         ASSOCIATED ESTATES REALTY CORPORATION
                (Exact name of registrant as specified in its charter)


                                OHIO                        34-1747603
                  -------------------------------          -------------
                  (State or other Jurisdiction of          (IRS Employer
                   Incorporation or organization)         Identification
                                                              Number)



            5025 Swetland Court, Richmond Heights, Ohio     44143-1467
            --------------------------------------------    ----------
              (Address of Principal Executive Offices)      (Zip Code)


                                   (216) 261-5000
                ----------------------------------------------------
                (Registrant's telephone number, including area code)

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          ITEM 5.  OTHER EVENTS
                   ------------
               Associated Estates Realty Corporation (the "Company") issued a news release on January 25, 1999, announcing that it is determining the necessity of restating prior 1998 quarterly results to reflect the effect of increased accruals for property tax reassessments and increased millage rates in several Ohio communities. The total amount of all prior period adjustments is not expected to exceed $950,000, and will not have a negative impact on the fourth quarter earnings. As a result, the release of fourth quarter 1998 earnings that was originally scheduled for Tuesday, January 26, 1999 has been rescheduled to Wednesday, February 3, 1999.


          ITEM 7:  FINANCIAL STATEMENTS AND EXHIBITS
                   ---------------------------------

          Financial Statements
          --------------------
          None


          Exhibits
          --------

          99        Associated Estates Realty Corporation News Release No.
                    99-03 dated January 25, 1999.


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                                      SIGNATURES


               Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Associated Estates Realty
                                            Corporation


          Date: January 28, 1999        /s/ Kathleen L. Gutin
          ----------------------        ---------------------
                                        Kathleen L. Gutin
                                          Vice President, Chief Financial
                                          Officer, and
                                          Chief Accounting Officer


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